Exhibit 99.1

BANK OF THE JAMES ANNOUNCES NEW LISTING ON NASDAQ STOCK EXCHANGE

Lynchburg, VA., January 24, 2012 - Bank of the James Financial Group, Inc. (OTCBB: BOJF), parent company of Bank of the James, a full-service commercial and retail financial institution, announced that on Wednesday, January 25, 2012 at the opening of the trading day, the company’s common stock will begin trading on the NASDAQ Capital Market under the symbol “BOTJ.”

Robert R. Chapman III, President and CEO, stated: “Making the transition to NASDAQ will offer investors the potential for increased trading liquidity and access to our common stock resulting from the visibility of being a member of a leading global exchange and increased market maker involvement. We believe a company’s ability to meet NASDAQ’s rigorous review and listing standards contributes to investor confidence.

“This new listing is an example of our commitment to enhancing shareholder value and building the company’s visibility throughout the investing community.” Company executives are scheduled to participate in ringing the NASDAQ closing bell on Monday, March 12 in New York.

About the Company

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., serves the greater Lynchburg, Virginia SMA, often referred to as Region 2000, which was ranked by Forbes magazine among the top 50 places in the United States for business and careers. The bank operates nine full service locations and one limited service location as well as a mortgage origination office in Forest, Virginia and an investment services division in downtown Lynchburg. The company celebrates its 13th anniversary in July of this year.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the James (the “Bank”), a subsidiary of Bank of the James Financial Group, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000

tscruggs@bankofthejames.com